Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Bill Davis
Perficient, Inc.
(314) 995-8822
bill.davis@perficient.com

Perficient Acquires BoldTech Systems, Inc.

~ Deal Expected To Be Immediately Accretive to Cash Earnings Per Share ~

AUSTIN, Texas, September 21, 2007 --Perficient, Inc. (NASDAQ: PRFT), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced it has acquired BoldTech Systems, Inc. (“BoldTech”), an approximately $20 million annual revenue IT consulting firm based in Denver, with a CMMI (Level 4) certified global development center in China.  The transaction is expected to increase Perficient’s annualized revenues to approximately $240 million – with about 1,400 consulting, technology, sales and support professionals in 18 offices in North America and two offshore development centers. The acquisition is expected to be immediately accretive to cash earnings per share.

“This acquisition strengthens our western United States footprint and, with the China facility, adds a global delivery capability that enhances our growth potential and competitiveness,” said Jack McDonald, Perficient’s chairman and chief executive officer.  “It’s worth noting that, after giving effect to this acquisition, fully 25% of our consulting headcount will be from our global development center in China, our exclusively-operated offshore facility in Eastern Europe and our strong foreign national H-1B consulting group.  These capabilities, combined with the leadership of our top-notch United States consulting staff, enable Perficient to field an agile, cost effective and world-class business and technology consulting team to serve our clients.”

“This transaction strengthens both the domestic and offshore components of our business,” said Jeff Davis, Perficient’s president and chief operating officer.  “Domestically, BoldTech brings to Perficient a growing blue chip client base and substantial consulting sales, delivery and management talent.  In addition, Boldtech’s strong gross margins and impressive average bill rates will complement our existing strong operating performance. Moreover, our new facility in Hangzhou, China, is in the process of obtaining Level 5 certification, the highest level achievable from the Software Engineering Institute (SEI). Our goal is to meaningfully scale our capacity at this facility as we leverage the team into our growing base of Global 2000 clients.”

The acquisition of BoldTech:

•	Broadens Perficient’s footprint by adding substantial domestic sales and delivery capabilities while expanding our presence in Denver and the Rocky Mountain region;

•	Significantly increases our delivery options for clients interested in leveraging offshore resources;

•	Strengthens Perficient’s position to serve the telecommunications vertical market;

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Adds more than 200 consulting, technology, sales and support professionals, with nearly 90 working from a CMMI (Level 4) certified global development center in Hangzhou, China (approximately 100 miles from Shanghai);

•
Adds client relationships with enterprise customers including:  Aircell, AT&T, Avaya, CenturyTel, Cisco, Corporate Express, Disney Mobile, Grainger, Land O’ Lakes, Policy Studies, Savvion, Sterling Commerce, Telus and many others; and

•	Presents the potential to utilize Perficient’s branch network and client relationships to provide additional opportunities for BoldTech’s solution offerings.

“Joining Perficient provides a real opportunity to accelerate the success and momentum of our business,” said Don Kasica, BoldTech’s CEO and Co-Founder. “This is the beginning of our opportunity to do something much bigger with our solutions and services portfolio and both our US-based and offshore teams.”

Kasica will join Perficient in a key leadership role, serving as the General Manager of Perficient’s Denver-based and China offshore business units, reporting directly to Kathy Henely, Perficient’s Vice-President of Corporate Operations. The majority of BoldTech’s senior leadership team will also join Perficient.

The consideration paid in the transaction is approximately $20.8 million excluding transaction costs, and includes $10.4 million in cash and approximately $10.4 million worth of Perficient common stock (based on the average closing price of Perficient’s common stock on the NASDAQ Global Select Market for the thirty trading days immediately preceding the acquisition close per the terms of the acquisition agreement). GAAP accounting will require using the closing price of the Company’s common stock at or near the close date in reporting the value of the stock consideration paid in the acquisition. DecisionPoint International served as an advisor to Perficient on the transaction.

The BoldTech acquisition will not have a material impact on financial results for the third quarter, which Perficient expects will be within the guidance range previously provided.  Perficient will host a conference call to discuss third quarter results during the second week of November.

The acquisition is the 11th since 2004 for Perficient. In 2004, the company acquired Chicago-based Genisys Consulting, Inc., Cincinnati-based Meritage Technologies, Inc., and Houston-based ZettaWorks LLC. In 2005, Perficient acquired Houston-based iPath Solutions, Ltd., and Dallas-based Vivare, LP. In 2006, Perficient acquired San Francisco-based Bay Street Solutions, Inc., Detroit-based Insolexen Corp., and the Energy, Government and General (EGG) Business Division of Digital Consulting and Software Services, with offices in Houston, Atlanta and New Orleans. Earlier this year, Perficient acquired Philadelphia-based E-Tech Solutions, Inc and Denver-based Tier1 Innovation, LLC.

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About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America. Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. Perficient, traded on the Nasdaq Global Select MarketSM, is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle-Siebel partner. For more information about Perficient, which employs more than 1,200 professionals, please visit www.perficient.com.

About BoldTech
BoldTech Systems Inc was established in 1996 and is headquartered in Denver, Colorado, with a Global Delivery center in Hangzhou, China. BoldTech Systems Inc has "quietly" established a national reputation for successfully tackling the toughest business problems facing clients. A consistently strong customer focus and innovative technology has resulted in a solid referral base and disciplined growth. BoldTech founders have had the honor of receiving the Ernst & Young Technology and Communications Entrepreneurs of the Year and the company has been listed in INC 500 fastest growing companies multiple times.

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Safe Harbor Statement
This news release contains forward-looking statements that are subject to risk and uncertainties. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company's growth, credit risks associated with the company's accounts receivable, the company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the company’s ability to identify, compete for and complete strategic acquisition and partnership opportunities, and other risks detailed from time to time in the company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.